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June 20, 1996
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                  STOLL, KEENON & PARK, LLP
               201 East Main Street, Suite 1000
               Lexington, Kentucky  40507-1380
                        (606) 231-3000
                      FAX (606) 253-1093










                        June 20, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

      RE:   Delta Natural Gas Company, Inc.
            Registration Statement

Dear Sir or Madam:

      We are acting as counsel to Delta Natural Gas Company, Inc. ("Delta"), a Kentucky corporation, in connection with the issuance and sale by Delta of 400,000 shares of $1 par value Common Stock (the "Common Stock") and $15,000,000 in debentures due 2026 (the "Debentures"). A Registration Statement on Form S-2 with respect to the Common Stock and the Debentures has been filed by Delta with the Securities and Exchange Commission.

      In our capacity as such counsel to Delta, we have familiarized ourselves with the corporate affairs of Delta and are familiar with the actions taken by Delta in connection with the aforementioned issuance and sale. We have examined the original or certified copies of all such records of Delta and all such agreements, certificates of public officials, certificates of officers or representatives of Delta and others and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of Delta and others.


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June 20, 1996
Page 2

      Based upon the foregoing, it is our opinion that:

      1. Delta is a corporation duly organized and validly existing under the laws of the State of Kentucky.

      2. The Common Stock and the Debentures have been legally authorized by Delta and will, when sold, be legally issued, fully paid and non-assessable, and the Debentures will be binding obligations of Delta.

      We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Opinions" in the Prospectus constituting part of the Registration Statement.


                                          Very truly yours,

                                          /s/ STOLL, KEENON & PARK, LLP

                                          STOLL, KEENON & PARK, LLP










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